UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024 (June 11, 2024)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08546	22-2465228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of principal executive offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms and conditions of the Stock Purchase Agreement, dated as of January 5, 2024, by and between Trinity Place Holdings Inc. (the “Company”), TPHS Lender LLC (the “Company Investor”) and TPHS Investor LLC (the “JV Investor” and together with the Company Investor, the “Investor”), as amended on January 30, 2024, the Investor selected Daniel C. Bartok as one of its director designees, and on June 11, 2024, upon the recommendation of the Nominating and Corporate Governance Committee, the board of directors of the Company elected Mr. Bartok as a director. Mr. Bartok was appointed as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the board of directors. Mr. Bartok is currently engaged as an independent consultant to Davidson Kempner Hawthorne Partners LLC, which is an affiliate of the Investor. Mr. Bartok will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors.

In addition, on June 11, 2024, Patrick J. Bartels, Jr. tendered his resignation from the board of directors of the Company, effective immediately. There are no disagreements between Mr. Bartels and the Company relating to the Company’s operations, policies or practices that resulted in Mr. Bartels’ decision to resign.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: June 14, 2024	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer